                                                                   EXHIBIT 10.2


                                      LEASE

                     CIRIACO FORGIONE AND FILOMENA FORGIONE

                                       TO

                             TUBE DISTRIBUTORS INC.

ADDRESS:                5349 MAINGATE DRIVE, MISSISSAUGA

COMMENCING:             July 1, 2001

ENDING:                 June 30, 2006

AREA:                   18,101 square feet

RENT:                   Annual: Year 1: $80,549.40   Monthly: Year 1: $6,712.45
                                Year 2: $80,549.40            Year 2: $6,712.45
                                Year 3: $85,074.42            Year 3: $7,089.56
                                Year 4: $85,074.42            Year 4: $7,089.56
                                Year 5: $89,599.42            Year 5: $7,466.60

ADDITIONAL RENT:        $3,066.61 on account of additional rent on the 1st day
                        of each and every month collectable in the same manner as rent and to be adjusted from time to time.

NOTE:                   This cover sheet forms a part of the attached Lease.

            THIS INDENTURE made the 1st day of JUNE two thousand and one.

            IN PURSUANCE of the Short Forms of Leases Act

BETWEEN:

                CIRIACO FORGIONE AND FILOMENA FORGIONE

            hereinafter called the "Lessor" or the "Landlord"

                                OF THE FIRST PART

                              -and-

                             TUBE DISTRIBUTORS INC.

            hereinafter called the "Lessee" or the "Tenant"

                               OF THE SECOND PART

            WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the said Lessee, to be paid, observed and performed, the said Lessor has demised and leased and by these presents doth demise and lease unto the said Lessee

All of those certain lands and premises legally described in Schedule "A" attached hereto and municipally known as 5349 Maingate Drive, Mississauga, Ontario (the "Lands") and situate thereon a one storey industrial building comprising approximately 18,101 square feet (the "Industrial Building").

The whole of the said Lands, Industrial Building, together with all structures, improvements and corrections in or upon the Lands or Industrial Building or any part thereof from time to time shall hereinafter be referred to as the "premises" or "demised premises".

1. TO HAVE AND TO HOLD the said demised premises for and during the term of FIVE years, to be computed from the 1ST day of JULY, 2001 and from thenceforth ensuing and to be fully completed and ended on the 30TH day of JUNE, 2006.

2.    The annual rental shall be as set out on Schedule "D" attached hereto.

3.    Intentionally Deleted.

4. The Lessor covenants and agrees that if the Lessee shall have promptly paid all rents and other payments when due hereunder, and shall have observed and performed all of the tenant's covenants herein, and provided further that if this Lease has not been terminated for any reason whatsoever, the Lessee shall have the option, at the expiration of the term hereof upon written request of the Lessee delivered to the Lessor at least six (6) months prior to the termination of the Lease (and if such written request of the Lessee is not delivered to the Lessor on or before the 1st day of JANUARY, 2006 this right of renewal shall be automatically null and void and automatically terminated) the Lessor shall grant to the Lessee a renewal and extension of this Lease for a further period of FIVE (5) years upon the same terms and conditions as contained herein, save and except (a) as to any further right of renewal and (b) except as to rent. The rent for such renewal period shall be such rental as the parties herein agree upon. If the parties herein are unable to agree to the rental, such rental shall be determined in accordance with the provisions of The Arbitration Act of Ontario, the decision of the Arbitrator shall be based on the then current rental rate for space similar to the demised premises in a similar location.

           THE SAID LESSEE COVENANTS WITH THE SAID LESSOR AS FOLLOWS:

5. To pay rent, and such other amounts for which the Lessor may be entitled to demand payment from the Lessee under the provisions of this Lease (sometimes called "additional rent" or "additional rental") which amounts shall be collectable as rent.

6. To pay as the same become due respectively all charges for public utilities, including water, gas, electrical power or energy, steam or hot water used upon or in respect of the demised premises and for fittings, machines, apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in respect of or in connection with any such public utilities.

7. (a) To pay and discharge as additional rent, in each and every year during the said term, as the same becomes due respectively, all taxes (including but not limited to local improvement rates), rates, duties and assessments whatsoever that may be levied, rated, charged or assessed against the said premises or any part thereof, and any equipment, facilities, installations and improvements made thereto, and without limiting the generality of the foregoing, every other tax, charge, rate, assessment or payment which may become a charge or encumbrance upon or levied or collected or in respect of the demised premises or any part thereof, or equipment, machinery, or other facilities now or at any time brought in or on the demised premises, as the same becomes due respectively, whether charged by any municipal, parliamentary, or other body during the term hereby demised. The Tenant shall not be obligated to pay or contribute towards the Lessor's capital taxes, income taxes or other like taxes personal to the Lessor.

      (b) To pay in each and every year as additional rental within fifteen (15) days after receipt of written notice from the Lessor, all charges, taxes, rates, duties and assessments of the kind or nature referred to in this Paragraph 7 hereof, including realty taxes and local improvement rates charged, levied, rated or assessed against the parking areas, entrance areas, driveways, walkways, lawns and other areas (inside or outside) of the Industrial Building.

      (c) If the taxes in respect of the demised premises, or any part thereof, shall be increased by reason of any installation made in or upon, or any alterations made in or to the demised premises by the Lessee, the Lessee shall be responsible to pay the amount of such increase to the extent that the same is not included in the taxes referred to in the other subparagraphs in paragraph 7 hereof.

      (d) If the Lessee or any person occupying the demised premises or any part thereof shall elect to have the demised premises or any part thereof assessed for Separate School Taxes, the Lessee shall be liable for the amount by which the said Separate School Taxes exceed the taxes for school taxes, had such election not been made.

      (e) And to pay all business taxes in respect of the business carried on by the Lessee in and upon or by reason of their occupancy of the premises hereby demised and in respect of the occupancy of the premises by the Lessee and in respect of the use by the Lessee of parking areas, entrances, driveways, walkways, lawns and other outside areas (and any other lands) contained within the demised premises and if in respect of any year of the term any part of the said outside area is assessed for business taxes, to pay the business taxes levied in respect of such outside areas whether such business taxes are assessed against the Lessee or against the Lessor and if such business taxes are assessed against the Lessor to pay the same to the Lessor as additional rent within twenty days after it is demanded in writing.

      (f) Intentionally Deleted.

      (g) If requested by the Lessor, the Lessee shall pay monthly to the Lessor one-twelfth (1/12) of the additional annual rentals provided for in this Lease, such payments to be based upon the

 Lessor's estimate of such amounts, or upon the actual amount thereof when incurred or levied. Any necessary adjustment for any item as set out in the whole of this Paragraph will be made between the parties at the end of each Lease Year or at the end of the term, as the case may be.

      (h) To pay and discharge as additional rent, all duties, real property taxes, local improvement rates, business taxes, assessments and payments, extraordinary as well as ordinary, whether foreseen or not, as shall during the term hereby demised be laid, levied, assessed or imposed upon the building or the demised premises by virtue of any present or future law, order or ordinance of Canada or the provincial, city, county or local government or of any department, office or bureau thereof or any other governmental authority including all goods and services taxes, sales, taxes, or business transaction taxes, or any other taxes imposed on the Landlord in respect to rents, additional rents or any other amounts payable by the Lessee to the Lessor under the Lease, whether characterized as a goods and services tax, sales tax, or otherwise (herein called "Goods and Services Taxes"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Lessee with respect to any and all Goods and Services Taxes payable by the Landlord.

      (i) Additional rent, comprising realty taxes and building insurance, is estimated during the 2001 calendar year to be $1.78 per square foot per annum and $0.12 per square foot per annum respectively for a total of $1.90 per square foot per annum, all subject to readjustment based upon the actual costs of such realty taxes and the Lessor's actual costs of its insurance.

      (j) Provided that the Lessee is not in default under the Lease the Landlord shall authorize the Tenant to appeal or contest the realty taxes levied against the demised premises provided that no such appeal or contest has the effect of amending, altering, changing or affecting in any way the zoning or allowed uses of the demised property and provided further that the Lessee shall keep the Lessor fully informed with respect to such appeal or contestation.

8. (a) Subject to the Lessor's representations and warranties in this Lease set out, to repair, reasonable wear and tear, damage by fire, lightning and tempest only excepted, and excepting the cost of maintaining, repairing or replacing the structural components of the Industrial Building including the roof and roof membrane unless such repairs or replacements are required as a result of the negligence or wilful act of the Lessee or those for whom the Lessee is at law responsible and to keep up fences.

      (b) Without limiting the generality of the foregoing, to maintain in a proper manner the demised premises and to keep the driveway, parking areas and sidewalks free of debris, snow, ice and accumulated garbage and to keep the demised premises clean and in such condition as a careful and prudent owner would do.

      (c) Without limiting the generality of the foregoing, subject to the Lessor's representations and warranties in this Lease set out, the Lessee at its own expense shall maintain and keep the demised premises and every part thereof, in good order and condition and promptly make all needed repairs and replacements, reasonable wear and tear, damage by fire, lightning and tempest excepted and excepting structural repairs and replacements, repairs to the roof and roof membrane unless such repairs or replacements are required as a result of the negligence or wilful act of the Lessee or those for whom the Lessee is in law responsible. Save as herein set out the Lessee hereby covenants and agrees with the Lessor to assume the sole responsibility for the condition, operation, maintenance and management of the demised premises and every part thereof, and that the Lessor shall be under no liability for damages to the property of the Lessee or any of the sub-lessees, sub-tenants, licensees or any person on the demised premises, which is, or may at any time be on the demised premises on any account, or for any reason whatsoever. If any structural repairs or replacements or repairs to the roof or roof membrane are required, such repairs or replacements shall be performed by the Lessor and the cost of same shall be paid by the Lessor unless such repairs or replacements are required as a result of the negligence or wilful act of the Lessee or those for whom the Lessee is in law responsible in which case the Lessee shall forthwith pay all costs and expenses incurred by the Lessor in this regard plus the sum equal to 15% thereof on account of the Lessor's overhead.

      (d) The Lessee covenants to comply, at its own expense with any orders for alterations or repairs that may from time to time, during the currency of this Lease, be required as the direct result of its occupation, by any Dominion, Provincial, Municipal or other authority, under or by virtue of any statute, regulation or by-law in that respect, or by any insuring body as described in this Lease and further covenants to save harmless and indemnify the Lessor from any loss or liability arising out of any breach, violation or non-performance by the Lessee of any covenant, term or provision hereof, or by the reason of the registration of any lien. To the extent, however that the alteration, repair or replacement required constitutes a state, condition or circumstance which existed prior to the commencement date, it shall be the Lessor's obligation to comply with any such applicable legislation. Similarly, to the extent that the subject matter of the alteration, repair or replacement relates to any structural component of the Industrial Building or is the subject matter of a warranty provided by the Lessor or has been caused by the act, omission or negligence of the Lessor or those for whom it is responsible in law, then the Lessor covenants to comply with such applicable legislation.

      (e) In the event of any substantial damage to the demised premises by any cause, the Lessee shall give notice in writing to the Lessor of such damage forthwith upon the same becoming known to the Lessee.

      (f) The Lessee shall not make any alteration, addition or improvement without first submitting the plans and specifications (including materials to be used) thereof to the Lessor, and without first obtaining the approval in writing, thereof of the Lessor, such approval not to be unreasonably withheld. Any building, erection or improvement placed or erected upon the demised premises shall become a part thereof and shall be subject to all the provisions of this Lease. The Lessee may remove its usual trade fixtures as set out in this Lease. Notwithstanding anything herein contained: (i) the Lessor shall have the right upon the termination of this Lease to require the Lessee to remove its installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Lessee and to make good any damage caused to the demised premises and the Industrial Building by such installation or removal; (ii) the Lessee shall have the right upon the termination of this Lease to remove its installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Lessee provided that it makes good any damage caused to the demised premises and the Industrial Building by such installation or removal.

      (g) That it shall be lawful for the Lessor and its agents at all reasonable times during the said term to enter the demised premises to inspect the condition thereof; where an inspection reveals repairs, care or maintenance are necessary and required by this Lease to be done by the Lessee, the Lessee will make the necessary repairs and rectify any deficiency in a good, workmanlike and proper manner and in accordance with the terms of this Lease. Save in the event of an emergency the Lessor shall first provide 24 hours notice, such inspections shall take place during normal business hours and the Lessor or its agents shall be accompanied by a representative of the Lessee.

      (h) That the Lessee will at the expiration or sooner determination of the said term peaceably surrender and yield upon the Lessor the said premises hereby demised with the appurtenances, together with all buildings or erections which at any time during the said term shall be made therein or thereon in good and substantial repair and condition, and consistent with the maintenance of the building or buildings on the demised premises, given the age, condition and location of the premises, for the purposes as herein provided, reasonable wear and tear, damage by fire, lightning and tempest only excepted.

      (i) Wherever the Lessee is required to do any work, or cause any work to be done, under the repairs, maintenance and alteration paragraphs, the Lessee shall proceed with such work with all reasonable speed; and that in the event of default of the Lessee under the provisions of these clauses, the Lessor itself may after 15 days notice comply with any such requirements as aforesaid and the Lessee shall forthwith pay all costs and expenses incurred by the Lessor in this regard plus a sum equal to fifteen percent (15%) thereof for overhead, and the Lessee hereby agrees that all of such costs and expenses shall be recoverable by the Lessor as if the same were rent due and in arrears under this Lease.

      (j) Notwithstanding any other provision of this Lease the Lessee shall not be responsible to repair or replace where the repair or replacement is required as a result of the negligence or wilful act of the Lessor or those for whom the Lessor is responsible.

9. To heat the said demised premises and to make all necessary repairs (including replacements) to the heating, ventilation and air-conditioning equipment (HVAC). On or prior to possession, the Lessor shall provide the Lessee with certificates from electrical and from heating, ventilation and air conditioning (HVAC) contractors certifying that the electrical and HVAC systems are properly maintained and are in good working order. At the end of the Term, the Lessee shall provide the Lessor with the certificate of a contractor approved by the Lessor confirming that the HVAC system is properly maintained and in good working order and, and a similar certificate in respect of the electrical system from a contractor acceptable to the Lessor. Subject to the Lessor's obligations to provide the electrical and HVAC certificates hereof and to the provisions of this paragraph and of Schedule "A", the Lessee accepts the demised premises as is.

10. The Lessee will not assign or sublet or part with possession of the demised premises in whole or in part without leave from the Lessor, such leave not to be unreasonably withheld or unduly delayed.

      Prior to the Lessee entering into any Agreement to Assign or Sub-let, it shall notify the Lessor in writing of its intention to do so and shall request the Lessor's consent to such Assignment or Sub-letting. In no event shall any Assignment or Sub-letting to which the Lessor has consented release or relieve the Lessee from its obligations fully to perform all of the terms, covenants and conditions of this Lease. If this Lease contains a right of renewal and this lease including such right of renewal is assigned and the assignee exercises such right of renewal, the Lessee shall remain liable under the terms of the renewal lease as if such lease had been renewed by the Lessee herein.

11. The Lessee will not do or omit to do, or permit to be done or omitted anything upon or in respect of the demised premises that is to be done or omitted upon or in respect of the demised premises, or keep anything therein, the doing or omission, or keeping of, which (as the case may be) shall be or result in a nuisance or which shall be annoying or disturbing to the Lessor. In case of the Lessor reasonably complaining that there is a nuisance, then upon receiving notice thereof the said Lessee shall immediately abate such nuisance.

12. Subject to Paragraph 8 (d) the Lessee will comply promptly with and conform to all requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time or at any time enforced during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the demised premises and without limiting the generality of the foregoing, the Lessee specifically covenants and agrees to comply promptly with all requirements of the Local Board of Health, Police or Fire Departments, Municipal, Provincial or Federal or any other government authority and specifically The Canadian Fire Underwriters' Association or any body having similar functions or of any liability or fire insurance company by which the Lessor and the Lessee, or either of them, may be insured at any time during the term hereof, and to fully indemnify the Lessor from any breach thereof. In the event of the default of the Lessee under the provisions of this paragraph, the Lessor may (but the Lessor shall not be prejudiced by its failure to do so) itself comply with any such requirements as aforesaid and the Lessee shall forthwith pay all costs and expenses incurred by the Lessor in this regard and the Lessee agrees that all such costs and expenses shall be recoverable by the Lessor as if the same were additional rent reserved and in arrears under this Lease.

13. The demised premises shall be used only for the purposes of office and warehouse of general industrial products and ancillary uses thereto.

14. (a) The Lessee will pay all premiums with respect to insurance placed or to be placed or hereafter placed by the Lessor on the demised premises or any portion or portions thereof and to be written in the name of the Lessor and which may (solely at the option of the Lessor) include insurance for the following:

      (i) fire, extended coverage and malicious damage insurance up to the full replacement value of the Industrial Building, its improvements and equipment, or so much thereof as the Lessor causes insurance to be placed;

      (ii) upon the full annual rental income thereof;

      (iii) broad boiler and unfired pressure vessels insurance, including repair or replacement and rental income coverages in the amount reasonably satisfactory to the Lessor;

      (iv) plate glass insurance;

      (v) such other insurance as may be or may become customary for owners of property to carry, as respects loss of, or damage to the demised premises or liability arising therefrom specifically including any insurance required by reason of the introduction by or on behalf of the Lessee and/or his sub-tenants, or anyone else occupying the demised premises or any portion thereof of any radio-active materials or substances into the demised premises or exposing them;

      (vi) it is specifically agreed and understood that this clause shall not be interpreted in any way as being a covenant by the Lessor to place any one or more of the above insurances, and the Lessor's failure to place such insurance or cause such insurance to be placed shall not leave it open to any liability whatsoever;

      (b) The Lessee covenants that nothing will be done or omitted to be done whereby any policy or part thereof shall be cancelled or the premises or any portion thereof rendered uninsurable or may make void or voidable any insurance on the premises.

      (c) That at all times during the term, the Lessee will maintain at its own expense comprehensive general liability insurance in a company licenced to carry on business in the Province of Ontario covering the Lessee and the Lessor in respect of the demised premises and its operations therein with a limit of not less than $2,000,000.00 and covering claims for personal injury, death, or property damage or loss. Such insurance shall include, without limitation any accident caused by the explosion of a pressure vessel or vessels within the demised premises and shall also cover liability assumed by the Lessee under the terms of this Lease. The Lessee shall furnish to the Lessor during the continuation of this Lease satisfactory evidence that such insurance is in full force and effect and evidence of renewal or replacement of each such policy shall be in the hands of the Lessor at least ten (10) days before the expiration thereof.

      (d) The Lessee covenants that it will not do or omit to do, or permit to be done or omitted, upon the demised premises anything which will increase the insurance risk, or cause the Lessor to pay an increased rate of insurance. It is understood that in case the insurance rate of the Lessor shall be increased by reason of the occupancy or use by the Lessee herein of the demised premises then the Lessee shall pay to the Lessor, as additional rent, in addition to any part of insurance premiums hereinbefore agreed to be paid by the Lessee, the amount by which the insurance premiums shall be so increased.

      (e) If notice of cancellation shall be given, respecting any insurance policy, or if any insurance policy upon the said demised premises or any part thereof, shall be cancelled or refused to be renewed by an insurer by reason of the use or occupation of the demised premises or any part thereof by the Lessee, the Lessee shall remedy or rectify such use or occupation within five (5) days after being requested so to do, in writing, by the Lessor and if the Lessee shall fail to do so as aforesaid, the Lessor may, in addition to its other remedies contained herein, deem this Lease to be in default by the Lessee and may at the Lessor's option require the Lessee to vacate the premises forthwith by leaving upon the said premises notice in writing of it, the Lessor's intention so to do, and the Lessee shall immediately deliver up possession of the demised premises to the Lessor and for the purposes of this Lease.

15. (a) The Lessee shall examine the premises before taking possession hereunder, and such taking of possession shall be conclusive evidence as against the Lessee that at the time thereof, subject to the Lessor's warranties as herein contained, the Lessor's Work set out in Schedule "A" hereto and any contrary terms herein contained in the Lease, the premises were in good order and satisfactory condition. The Lessee agrees that there is no promise, representation, or undertaking by or binding upon the Lessor with respect to any alteration, remodelling or decorating of, or installation of equipment or fixtures in the premises except such, if any, as is expressly set forth in this Lease and that in the case of any such express provision then unless the same provides for completion of the alteration, remodelling or decorating, of such installation, after the Lessee's taking of possession hereunder, such taking of possession shall constitute conclusive evidence as against the Lessee that such alteration, remodelling or decorating or installation of equipment or fixtures has been satisfactorily completed. Subject to the provisions of the Lease the Lessee hereby accepts the demised premises in their present condition.

      (b) The Lessee will not bring upon the demised premises or any part thereof any machinery, equipment, article or thing that by reason of its weight or size might damage the demised premises and will not at any time overload the floors of the demised premises and that if any damage is caused to the demised premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Lessee or any of its servants, agents or employees or any person having business with the Lessee, the Lessee will repair same unless the damage relates to a structural component of the Industrial Building in which case the Lessor shall repair such damage at the cost of the Lessee.

16. The Lessee shall have the right to erect signs on the exterior of the Industrial Building denoting its tenancy therein provided such signs conform with all municipal by-laws. The Lessee will not erect on, affix or fasten to the roof or the outside walls of the Industrial Building any television or radio antenna, sign, fixture or attachment of any kind whatsoever without the consent of the Lessor such consent shall not be unreasonably withheld. Any such signs or other advertising material, as aforesaid, shall be removed by the Lessee at the termination of this Lease and the Lessee shall promptly repair any and all damage caused by such removal. The cost of such sign and the installation and erection thereof shall be borne entirely by the Lessee. At the end of the term the Lessee shall remove such signs and, at the Lessor's option, remove the sign boxes if any, and restore the premises to their original condition, reasonable wear and tear excluded.

17. In case without the written prior consent of the Lessor, the demised premises or any major portion thereof shall become and remain vacant or not be used for a period of fifteen (15) days except for major renovations, or be used by or for any other person or persons other than the Lessee, or for any purpose other than as hereinbefore provided, or if the term hereby granted or any of the goods and chattels of the Lessee or any Assignee or Sub-Tenant shall be at any time seized or taken in execution or attachment by any creditor of such Lessee, Assignee or Sub-Tenant, or if the Lessee or any such Assignee or Sub-Tenant shall make any assignment for the benefit of creditors, or shall become bankrupt or insolvent, or make a proposal to its creditors, or being bankrupt or insolvent take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or being a Company shall become subject to any legislative enactment relating to liquidation or winding up either voluntary or compulsory, or shall make a sale under The Bulk Sales Act, or give any Bill of Sale without complying with The Bulk Sales Act, in respect of goods on the premises or to sell or dispose of its good and chattels so that there would not be in the event of such sale or disposal in the reasonable opinion of the Lessor a sufficient distress on the premises for the then accruing rent, or shall attempt to abandon the premises, then and in every such case, the then current month's rent and an amount equivalent to the next ensuing three months' rent and the Lessee's share of the taxes and additional rental as provided for in this Lease for the then current year (to be reckoned on the rate for the next preceding year in case the rate shall not have been fixed for the then current year) shall immediately become due and payable, and at the option of the Lessor, this Lease shall cease and determine and the said term shall immediately become forfeited and void and the Lessor may re-enter and take possession of the premises as though the Lessee was holding over after the expiration of the said term without any rights whatever; or in such case and in every such case, instead of determining this Lease as aforesaid, the Lessor may take possession of the demised premises, or any part or parts thereof with all the rights and remedies as in the case of non-payment of rent by the Lessee herein.

18. Notwithstanding anything contained in any present or future Act of the Legislature of the Province of Ontario, and notwithstanding any other Statute or law to the contrary, none of the goods or chattels owned by the Lessee at any time during the continuance of the term hereby created on the said demised premises shall be exempt from levy by distress for rent in arrears by the Lessee and that upon any claim being made for such exemption by the Lessee or on distress being made by the Lessor, this covenant and agreement may be pleaded as an estoppel against the Lessee in any action brought to test the right to the levying upon any such goods as are named as exempted in the said Statutes or in any sections thereof, the Lessee waiving as he hereby does all and every benefit that could or might have accrued to him under and by virtue of the said section of the said Statutes or by virtue of any such Statute or section thereof or law but for the above covenant.

19. In case of removal by the Lessee of its goods and chattels from the demised premises, otherwise than in the ordinary course of business, the Lessor may follow the same for thirty (30) days in the same manner as is provided for in the Act respecting fraudulent and clandestine removal of goods or any other Act or Statute relating to same.

20. Unless caused by the gross negligence or wilful act of the Lessor or those for whom the Lessor is responsible the Lessor shall not, in any event whatsoever, be liable or responsible in any way for any personal injury or death that may be suffered or sustained by the Lessee herein, any employee, servant or agent of the Lessee, any sub-Lessee or Licensee, any customer, or any other person or persons or any persons on the business of the Lessee or sub-Lessee or Licensee who may be upon the demised premises or for any loss, damage or injury to any property, including cars and contents thereof, belonging to the Lessee, any employee servant or agent of the Lessee, any sub-Lessee or Licensee of the Lessee or any person on the business of the Lessee or sub-Lessee or Licensee in or about the demised premises while such property is on the demised premises and which may be caused or occasioned by any cause or matter whatsoever; and in particular but without restricting the generality of the foregoing, those which may be caused or occasioned by steam, electricity, gas, fumes, vapors, waterworks, water, rainwater, other water, sleet, snow, ice, melted sleet, snow or ice, which may leak, issue or flow from the demised premises or which may leak, issue or flow into the demised premises or from any water, steam, sprinkler or damaged pipes or plumbing where situate in the demised premises, or which may be caused or occasioned or attributable to the condition or arrangement of any electrical or other wiring or caused or occasioned by snow or ice or other substances or obstructions on the sidewalks, driveways, roads, streets, and grounds in or about or appurtenant to the Industrial Building or caused or occasioned by the failure to supply ice or snow removal or by the defective condition or inaccurate repair or misrepair thereof or by any defect in any machinery or equipment in the said Industrial Building or in the operation thereof by the Lessee or by any defects or the misrepair or non-repair of the demised premises or of the Industrial Building unless such misrepair or non-repair is the obligation of the Lessor, and the Lessee further covenants and agrees to indemnify and save the Lessor harmless from and against any and all liabilities, claims, demands or causes of action of any nature or any such expense for any such injury, death, loss or damage as aforesaid.

21    (a) The Lessee will indemnify and save harmless the Lessor of and from all liabilities, fines, suits, claims, demands and actions of every kind or nature to which the Lessor shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessee of any covenant, term or provision hereof or by reason of any injury, death or accident resulting from, occasioned to or suffered by any person or persons or any property by reason of any act, neglect or default on the part of the Lessee or any of its agents or employees; such indemnification in respect of any such breach, violation or non-performance, damage to property, injury or death occurring during the term of the Lease shall survive any termination of this Lease, anything in this Lease to the contrary notwithstanding.

      (b) The Lessor will indemnify and save harmless the Lessee of and from all liabilities, fines, suits, claims, demands and actions of every kind or nature to which the Lessee shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessor of the Lessor's warranties to repair obligations in respect of structural components of the Industrial Building; such indemnification occurring during the term of the Lease shall survive any termination of this Lease, anything in this Lease to the contrary notwithstanding.

22. The Lessee shall have the right to park or permit to be parked motor vehicles in the parking areas located adjacent to the building portions of the demised premises. Unless otherwise specifically provided herein, the Lessor does not guarantee the Lessee the use of any specific number of parking spaces in the said parking areas.

23. Except where the Lessee has exercised its option to renew, the Lessor may place upon the said premises at any time during the said term a notice that the said premises are for sale, and within six (6) months from the termination of the said term, to place upon the demised premises a notice that they are to be let, such notices to be of reasonable dimensions and reasonably placed so as not to interfere with the Lessee's business, and the Lessee covenants and agrees that he will not remove or damage such notices or permit them to be removed or damaged. The Lessee will permit the Lessor to exhibit the demised premises during the last six (6) months of the term to any prospective tenant and will permit all persons having written authority therefor to view the said premises at all reasonable hours.

      The Lessor covenants and agrees with the Lessee for quiet enjoyment.

      PROVIDED IT IS MUTUALLY COVENANTED, UNDERSTOOD AND AGREED AS FOLLOWS:

24.         That if during the term of this Lease:

            (a) The Industrial Building is totally destroyed by fire, lightning, tempest, explosion, impact of aircraft or vehicles, acts of God or the Queen's enemies, riots, or insurrections, or are partially destroyed so that it cannot be repaired with reasonable diligence within one hundred and eighty (180) days of the happening of such injury then the Lease shall at the option of the Lessor or of the Lessee to be exercised within ten (10) days of the happening of the injury, cease and become null and void from the date of such damage or destruction, and the Lessee shall immediately surrender the premises and all interest therein to the Lessor and the Lessee shall pay rent and other charges only to the time of such surrender and any prepaid rent shall be returned to the Lessee, and in case of destruction or partial destruction as above-mentioned, the Lessor may re-enter or re-possess the premises discharged of this Lease, and may remove all parties therefrom failing exercise of said option, the Lessor shall repair or rebuild the demised premises to their pre-existing condition and rent shall abate until completion;

            (b) if the Industrial Building is partially destroyed by fire, lightning, tempest, explosion, impact of aircraft or vehicles, acts of God or the Queen's enemies, riots or insurrections, and can be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of said injury, and if the damage is such as to render the demised premises unfit for the purpose herein intended, then the rent and other charges shall not run or accrue after the said injury, or while the process of repairs is going on, and the Lessor shall repair same with all reasonable speed and then rent shall recommence immediately after the said repairs shall have been completed;

            (c) if the Industrial Building is partially destroyed by fire, lightning, tempest, explosion, impact of aircraft or vehicles, acts of God or the Queen's enemies, riots or insurrections, and can be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of said injury and if the damage is such that the demised premises can be partially used for the purposes of the Lessee, then until such damage shall have been repaired, the rent and other said charges shall abate in proportion that the part of the demised premises rendered unfit for the use of the Lessee herein provided bears to the whole of the demised premises and the Lessor shall repair same with all reasonable speed.

            (d) The decision of the Landlord's architect as to the time within which the Industrial Building can or cannot be repaired, the state of tenantability of the Industrial Building and as to the date on which the Landlord's work of repair is completed, shall be final and binding on the parties hereto. The Lessor's architect shall immediately provide the Lessee with copies of any such decision.

25. The Lessee may install its usual trade fixtures in the usual manner provided such installation does not damage the structure of the Industrial Building; and provided that the Lessee has performed all of the covenants contained in this Lease on its part to be performed, including but not limited to the payment of rent, the Lessee shall have the right at the expiration of the Lease to remove such trade fixtures and such of its leasehold improvements as it may in its sole and absolute discretion determine, provided that it shall make good any damage or injury caused to the demised premises and the Industrial Building that shall have resulted from such installation and removal. The right of removal by the Lessee herein is limited to those items supplied and installed by the Lessee. In the event that any fixtures or chattels belonging to the Lessor are damaged, lost removed, or destroyed, at any time after the commencement of this Lease, the Lessee covenants to restore them to their condition as of the date of commencement of the Lease or to replace them if same cannot be so restored, reasonable wear and tear excepted.

26. (a) Any and all monies payable by the Lessee under the terms of this Lease (whether to the Lessor or otherwise) shall be deemed to be payable and collectable as rent. Any arrears of any part or all of same shall be deemed as arrears of rent and the Lessor shall have the same remedy or remedies as he would have in the event of arrears of rent and shall be entitled to take any action therefor that it could have taken for arrears of rent.

      (b) If the Lessee defaults in paying as and when it becomes due any tax, rates, insurance premiums or any other payment which it is required to pay under the terms of this Lease, the Lessor shall have the right to pay same and to recover same from the Lessee as rent in arrears, and such payments shall be deemed to be arrears of rent payable by the Lessee and give the Lessor all rights accordingly.

      (c) All arrears of rent and other payments by the Lessee, and any monies paid by the Lessor herein on behalf of the Lessee, shall bear interest at the rate of eighteen percentum (18%) per annum, calculated and compounded monthly, from the time such arrears become due until they have been repaid to the Lessor.

27. The Lessee acknowledges and agrees that, subject to the provisions of this Lease, it is intended that this Lease shall be a completely carefree net Lease for the Lessor, and that the Lessor shall not be responsible during the term of the Lease for any costs, charges, expenses and outlays of any nature whatsoever in respect of the demised premises or the contents thereof, all of which shall be paid by the Lessee, excepting only the Lessor's capital taxes, income tax in respect of income received from leasing the demised premises, corporation taxes, succession duties, estate taxes and principal and interest payments to be made in connection with any mortgage or mortgages placed on the demised premises by the Lessor.

28. This Lease and everything herein contained shall be deemed to be subordinate to any charge or charges from time to time created by the Lessor with respect to the demised premises by way of mortgage or charge and the Lessee hereby covenants and agrees that it will promptly at any time and from time to time as required by the Lessor during the term hereof, execute such subordination and attornment covenants in favour of any such chargee and give all further assurances to this proviso as may be reasonably required to effectuate the postponement of its rights and privileges hereunder to the holder or holders of any such charge or charges, provided that such mortgage or mortgages shall permit the Lessee to continue in quiet possession of the demised premises in accordance with the terms and conditions hereof as long as the Lessee is not in default hereunder and whether or not such mortgage or mortgages are in default and provided that any such chargee or mortgagee delivers a non-disturbance agreement in favour of the Lessee in form satisfactory to the Lessee acting reasonably.

      The Lessee agrees to provide the Lessor upon request from time to time a certificate or certificates that the Lease herein is in full force and effect (if such is the case) and the term has not been varied, amended or waived if such is the case and that the rents hereunder are not in arrears.

29. It is agreed between the Parties hereto that in the event of the said premises being expropriated or condemned by any Department of the Federal, Provincial or Municipal Governments then the Lessor shall have the right notwithstanding anything herein contained to terminate this Lease upon giving six (6) months' notice in writing to the Lessee or by paying the said Lessee a bonus of six (6) months' rent, in which latter event, the Lessee undertakes to vacate the said premises at the expiration of ninety (90) days from the delivery of such notice. The Lessee shall be entitled, at its sole cost and expense, to claim from the expropriating authority the value of its leasehold improvements, the tenancy and the unexpired value of the remainder of the term.

30. The Lessee, its servants, agents and employees will at all times during the occupancy of the demised premises observe and conform to such rules and regulations as shall be made by the Lessor from time to time including without limiting the generality of the foregoing, the rules and regulations set forth in Schedule "C" attached hereto and of which the Lessee shall be notified, such rules and regulations being deemed to be incorporated in and form part of these presents. The Lessee covenants that all delivering and receiving of goods and merchandise shall be done by the Lessee at the rear of the demised premises.

31. (a) PROVISO for re-entry by Lessor on non-payment of rent or non-payment of any other payments to be made by the Lessee herein, or non-performance of covenants, or in the case of a seizure or forfeiture of the term provided however that the Lessor first gives five (5) days written notice of default to the Lessee in order to cure a non-payment of rent or additional rent default and with respect to all other events of default, twenty (20) days of default in order to cure the default unless the nature of the default requires a period in excess of twenty (20) days, and in such a case, such lengthier period of time as is required provided that the Lessee immediately commences the curing of such default and proceeds diligently to its remedying, all to the reasonable satisfaction of the Lessor. Provided further however that in the event that after three non-payment of rent or additional rent defaults have occurred during the term of the Lease the Lessor shall no longer be required to give notice in respect of a non-payment of rent or additional rent default.

      (b) The Lessee further covenants and agrees that notwithstanding anything herein contained, the Lessor's right of re-entry hereunder for non-payment of rent (including non-payment of any other payment to be made by the Lessee) or non-performance of covenants shall become exercisable immediately upon default being made.

      (c) The Lessee further covenants and agrees with the Lessor that in the case of non-payment of rents (including non-payment of any other payments to be made by the Lessee under this Lease) at the said times as herein provided, or non-performance of said covenants, or in case the said demised premises shall be deserted or vacated, the Lessor in addition to all its other rights hereby reserved to it, shall have the right at its sole option (but shall not be required to do so) to re-enter the demised premises as the agent of the Lessee either by force or otherwise, without being liable for any prosecution therefor, and to re-let and to manage the same and grant any lease or leases thereof upon such terms as to the Lessor or its assigns may appear to be reasonable and to demand, collect, receive and distrain for all rental which shall become payable in respect hereof, and apply the said rentals after deducting all expenses incurred in connection with the demised premises and in the collection of the said rent including reasonable commission for the collection thereof to the Lessor upon the rent hereby reserved, and the Lessor, its assigns and every such agent acting as aforesaid from time to time, shall in so acting be the agents of the Lessee, and the Lessee alone shall be responsible for their acts and the Lessor and its assigns shall not be accountable for any monies except those actually received. Without affecting the generality of the foregoing, it is specifically agreed and understood that the Lessor may re-let the whole or any portion of the demised premises for any period equal to or greater or lesser than the remainder of the then current term and to do so as agent of the Lessee, and to receive the rent therefor, said rent to be any sum which it may deem reasonable, and to any Lessee or Tenant to which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate and in connection with any such Lease, the Lessor may make such changes in the character of the improvements to the demised premises as the Lessor may determine to be appropriate or helpful in effecting such new lease and all to be at the cost of the Lessee herein. However, in no event shall the Lessor be under any obligation to re-let the demised premises in whole or in part for any purpose which the Lessor may regard as injurious to the demised premises, or to any Lessee or tenant which the Lessor in the exercise of reasonable discretion shall deem to be objectionable. The Lessor, as the agent of the Lessee, shall have the right, at its sole option (but shall not be required to do so) to take possession of any furniture or other property of the said premises and sell the same at public auction or private sale without notice and to apply the proceeds of such sale and any rent derived therefrom or from re-letting the said premises, upon and on account of the rent due under these presents, and the Lessee shall remain liable to the Lessor for any deficiency if any, it being the intention of this lease that nothing in this Lease contained and no entry made by the Lessee herein, shall in any way release the Lessee from the payment of the rent hereby reserved during the term hereof beyond such sum as may be realized by the Lessor by the re-letting and the sale of furniture as hereinbefore allotted. The Lessor shall not in any event be required to pay to the Lessee any surplus of any sums received by the Lessor on the re-letting of the demised premises in excess of the rent reserved in this Lease.

            AND FURTHER that the Lessee will, subject to the terms of this Lease and of any Schedules hereto, at the expiration or sooner termination of the term peaceably surrender and yield up unto the Lessor the premises with, at the option of the Lessee, such of the improvements, erections and appurtenance which at any time or times during the term shall be made, placed or erected therein or thereon, in good and substantial repair and condition, reasonable wear and tear excepted, and the Lessee shall surrender all keys for the demised premises to the Lessor at the place then fixed for payment of rent and shall inform the Lessor of all combinations on locks, safes and vaults, if any, in the premises. The Lessee's obligation to observe and perform this covenant shall survive the expiration or sooner determination of the term or any renewal thereof.

32.   (a)   Subject to the Lessor's obligations under subsection 32 (c) hereof, the Lessee, its employees or agents shall not permit any unlawful use, storage, manufacturing or disposal of material or substances deemed to be hazardous or dangerous as defined under Federal, Provincial or Municipal environment health or safety laws. The Lessee shall indemnify and save harmless the Lessor from and against the cost of cleaning-up any Environmental Contamination in respect of the premises that is caused by the Lessee or by the Lessee's licencees, invitees or by those for whom the Lessee is at law responsible including Environmental Contamination resulting/arising from or related to any movement or migration of such Environmental Contamination from a source, either on or off the premises or the lands upon which it is situate and the Lessee shall also indemnify the Lessor from any fines or penalties in connection with the aforesaid. For the purposes of this paragraph, the term "Environmental Contamination" means any contaminants, pollutants, dangerous substances, liquid wastes, industrial wastes, hazardous materials, or hazardous substances as defined in or pursuant to any applicable federal, provincial, state, municipal laws, statues or ordinances.

      (b) The Lessee hereby indemnifies, releases and holds the Landlord, its officers, directors, employees and agents, past, present and future, harmless from and against any and all liability, damages, losses, costs, judgments, fines, penalties or expenses, including legal expenses, of any kind or nature including special, consequential or punitive damages, arising out of claims, demands, actions, causes of action, proceedings or suits, whether in law or in equity, due to any breach of subsection 32 (a).

      (c) The Lessor warrants that prior to the talking of possession of the demised premises by the Lessee there was no Environmental Contamination. The Lessor shall indemnify and save harmless the Lessee from and against the cost of cleaning-up any Environmental Contamination in respect of the premises that is caused by the Lessor or by the Lessor's licencees, invitees or by those for whom the Lessor is at law responsible including Environmental Contamination resulting/arising from or related to any movement or migration of such Environmental Contamination from a source, either on or off the premises and the Lessor shall also indemnify the Lessee from any fines or penalties in connection with the aforesaid.

      (d) This paragraph shall survive for an indefinite term and shall survive the termination or expiration of this Lease and may only be terminated if the parties execute a written agreement specifically effecting such a termination.

33. All rights and remedies of the Lessor under this Lease are cumulative and not alternative and the exercise by the Lessor of any right or remedy for the default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or alter, affect or prejudice any other right or remedies to which the Lessor may be lawfully entitled for the same default or breach; and any waiver, condoning, excusing or overlooking by the Lessor of the strict observance, performance or compliance by the Lessee or with any term, covenant, condition or agreement herein contained, or any indulgence granted by the Lessor to the Lessee shall not be deemed to be a waiver of any continuing or subsequent default or breach by the Lessee, and not entitle the Lessee to any similar indulgence theretofore granted. No waiver shall be inferred from or implied by anything done or omitted by the Lessor save only express waiver in writing.

34.   (a)   The Lessee has deposited with the Lessor a cheque for TEN THOUSAND
TWO HUNDRED AND FORTY-EIGHT DOLLARS AND NINETY-FOUR CENTS ($10,248.94), on account of the rent, additional rent and G.S.T. due for the first month of the term hereof, receipt of which is hereby acknowledged by the Lessor.

      (b) The Lessee, contemporaneously with the execution of this Lease has deposited with the Lessor the sum of ELEVEN THOUSAND DOLLARS ($11,000.00), receipt of which is hereby acknowledged by the Lessor. Said deposit shall be held by the Lessor without liability for interest, as security for the faithful performance by the Lessee of all of the terms, covenants and conditions of this Lease by the said Lessee to be kept and performed during the term hereof. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid, or any or any other sum payable by the Lessee to the Lessor hereunder shall be overdue and unpaid, then the Lessor may, at the option of the Lessor (but the Lessor shall not be required to), appropriate and apply any portion of said deposit to the payment of any such overdue rent or other sum. In the event of the failure of the Lessee to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by the Lessee, then the Lessor at its option may, after terminating this Lease appropriate and apply said entire deposit, or so much thereof as may be necessary to compensate the Lessor for all loss or damage sustained or suffered by the Lessor due to such breach on the part of the Lessee. Should the entire deposit or any portion thereof, be appropriated and applied by the Lessor for the payment of overdue rent or other sums due and payable by the Lessee hereunder, then the Lessee shall, upon the written demand of the Lessor, forthwith remit to the Lessor a sufficient amount in cash to restore said security to the original sum deposited and the Lessee's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Should the Lessee comply with all of the said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by the Lessee to the Lessor hereunder, the said deposit shall be returned in full to the Lessee.

      (c) The Lessor may deliver the funds deposited hereunder by the Lessee to the purchaser of the Lessor's interest in the demised premises, in the event that such interest be sold and thereupon the Lessor shall be discharged from any further liability with respect to such deposit.

      (d) The parties further covenant and agree that the said security deposit shall be automatically forfeited to the Lessor, in addition to all its other rights herein in the event of forfeiture of the Lease by the Lessee.

35. Subject to the provisions of this Lease, there shall be no abatement from or reduction of the rent due hereunder, nor shall the Lessee be entitled to damages, losses, costs or disbursements from the Lessor during the term hereby created on, caused by or on account of fire, (except as above), water, sprinkler systems, partial or temporary failure or stoppage of heat, light elevators, live steam or plumbing service in or to the said premises or building, whether due to acts of God, strikes, accidents, the making alterations, repairs, renewals, improvements, structural changes to the said premises or buildings or the equipment of systems supplying the said services, or from any cause whatsoever.

37. Any notice which either of the parties is required or permitted to give pursuant to any provision of this Lease may, if intended for the Lessee, be given by a writing left at THE DEMISED PREMISES or mailed by registered mail addressed to the Lessee at the demised premises and if intended for the Lessor by writing sent by registered mail to the Lessor at 146 GRACEFIELD AVENUE, TORONTO, ONTARIO, M6L 1L1 notice shall be deemed to have been given at the time it was delivered or mailed, as the case may be.

38. Should the Lessee hold over after the expiration of this Lease and the Lessor thereafter accept rent for the said premises, the Lessee shall hold the said premises as a monthly tenant only of the Lessor but subject in all other respect to the terms and conditions of this Lease.

39. The Lessee will be permitted to enter upon the Demised Premises on a rent-free basis and at its own risk and peril from July 1, 2001 to July 31, 2001 (the "Rent Free Period"), in order to make preparations for moving in; provided the Lessee shall be responsible for all additional rent during the Rent Free Period; provided further however that save and except for the payment of rent the Lessee shall during the Rent Free Period be bound by all other provisions of this Lease.

40.   (a)   The words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

      (b) Unless the context otherwise requires, the word "Lessor" or "Landlord" and the word "Lessee" or "Tenant" wherever used herein shall be construed to include and shall mean the executors, administrators, successors and/or assigns of the said Lessor and Lessee, respectively, and when there are two or more Lessees bound by the same covenants herein contained, their obligations shall be joint and several.

      (c) Schedules "A", "B", "C", and "D" annexed hereto form part of this Lease.

            IN WITNESS WHEREOF the parties hereto have executed these presents.

SIGNED, SEALED AND DELIVERED
 in the presence of:                   )
                                       ) /s/ Ciriaco Forgione
 /s/                                   )---------------------------------
 --------------------------------      ) CIRIACO FORGIONE
                                       )
                                       ) /s/ Filomena Forgione
                                       )---------------------------------
                                       ) FILOMENA FORGIONE
                                       )
                                       )
                                       )
                                       ) TUBE DISTRIBUTORS INC.
                                       ) Per:
                                       )
                                       ) /s/ Barry Seigel
                                       )---------------------------------
                                       ) Barry Seigel, President
                                       )
                                       ) /s/ Jeffrey Greenberg
                                       )---------------------------------
                                         Jeffrey Greenberg, Secretary

                                        We have authority to bind the
                                        Corporation.